Exhibit 99.1

Electric City Corp. Reports Second Quarter 2004 Results
A Quarter Focused on Expanding Chicago VNPP to 100 Megawatts and Signing National VNPP Customers

ELK GROVE VILLAGE, IL, August 16, 2004 / PR Newswire/ — Electric City Corporation (AMEX: ELC), a leading developer, manufacturer and integrator of energy savings technologies, negative power systems and building automation systems, today announced its results for the three-month and six-month periods ended June 30, 2004. The Company reported a net loss of $1,145,148 on sales of $555,537 for the second quarter of 2004, as compared to a loss from continuing operations of $945,248 on sales of $1,668,721 for the second quarter of 2003. The loss available to common shareholders for the second quarter of 2004 was $1,768,032 or $0.04 per share, versus a loss of $2,766,339, or $0.08 per share for the same period in 2003. The 2003 results included a loss of $821,839, or $0.02 per share from discontinued operations. Results for the quarter do not include revenue from shipments under the Company’s Virtual Negawatt Power Plan contract with ComEd.

For the six month period ended June 30, 2004 the Company reported a net loss of $2,502,876 on sales of $1,371,779, as compared to a loss from continuing operations of $1,944,765 on sales of $2,819,474. The net loss available to shareholders was $6,289,781, or $0.16 per share for the six month period ended June 30, 2004, versus a loss of $4,844,660 or $0.14 per share for the same period in the prior year. The net loss available to shareholders for the current period included non-cash deemed dividends of $2.8 million, or $0.07 per share, while the loss available for shareholders for the six months ended June 30, 2003 included a loss from discontinued operations of $1,066,651, or $0.03 per share and non-cash deemed dividends of $0.6 million or $0.02 per share. Results for the six-month period do not include revenue from shipments under the Company’s Virtual Negawatt Power Plan contract with ComEd.

“As expected, our results continue to be affected by the shift in the market’s response to our utility sales, and specifically VNPP sales,” stated Jeff Mistarz, Electric City’s CFO. “Revenue related to shipments under the ComEd VNPP that would have normally been recognized when product was shipped or installed is currently being deferred and will be recognized either when we sell the equipment to a third party, or over the ten year term of our contract with ComEd. The accounting rules are fairly complicated for a transaction such as this and we won’t know how the revenue will be recorded until we actually close on the sale of the installed equipment to a third party, which we hope will happen in the next couple of months. However, it should be noted, the final form of accounting treatment will not affect expected cash flow derived from the system. Also, amortized treatment from multiple VNPPs will result in a base of long-term, residual revenue streams.”

“Execution of our ComEd and Xcel Energy contracts and expansion of these systems along with the addition of new VNPP systems remain our three highest priorities,” added John Mitola, Electric City’s CEO. “We have dedicated a significant portion of our resources to the ComEd VNPP, where we continue to sign up new customer hosts and ship product. Given the overwhelmingly positive market response to our VNPP offering and the importance of long-term peak demand control to utilities and their regulators, we recently reached a preliminary agreement with ComEd to explore the expansion of our Chicago VNPP to 100 Megawatts — representing a doubling of our current contract. Our systems under development in Chicago, Denver and Ontario continue to act as the “model” for other utilities to evaluate as we negotiate agreements to develop VNPP projects in major markets across North America. Therefore, we are confident our efforts in 2004 are leading to the building of a base of VNPP projects which will provide long-term growth to ELC for a handful of years to come.”

“We have also recently hired additional personnel to further accelerate the program,” continued Mitola. “We began actively marketing the Xcel program in the Denver area during the second quarter and expect to start shipping product during the third quarter. On the marketing side we made significant progress during the quarter in expanding VNPP development beyond the current contracts we have with ComEd, Xcel Energy and Enersource, and believe we will achieve our goal to have at least four systems underway by the end of 2004. Furthermore, we recently submitted initial documents to the Province of Ontario to deploy an initial 100MW VNPP over the next few years. At this point, we believe we are well on our way to reaching our previously set goal of having 700 MWs of VNPP systems under development within the next several years.”

“We expected to incur some transitional impact on our financial results as we move into the development of utility/VNPP systems. Therefore, we remain fully committed to our business plan and believe the VNPP program holds great potential for maximizing the value of our technology and for generating long-term cash flow,” Mitola added. “We are in many respects blazing new trails when it comes to establishing large scale demand response systems. There are many issues to work through, but we are continuing to push forward and we believe that a year from now we will be a very different company than we are today as we begin to supply and trade negative energy.”

“The August 14th massive power blackout which occurred one year ago this month has greatly accelerated our business plan and we continue to see a strong response to our VNPP system from utilities and regulators as they strive to improve the overall electrical system’s sustainability and reliability. We remain very confident that leading customers, the energy industry and the market have accepted market-based demand response as a critical element and they are putting the rulemaking in place to provide for our long-term growth,” concluded Mitola. “And our current balance sheet position continues to allow us to actively engage utilities and regulators throughout the industry to build this new business of Negative Power.”

A full analysis of the three month and six month results are available in the Company’s 10-Q, which is available on the Company’s website at www.elccorp.com or on Edgar.

About Electric City Corp.

Electric City is a leading developer, manufacturer and integrator of energy savings technologies and building automation systems. The Company currently markets the EnergySaverTM and the GlobalCommander® energy conservation technologies, as well as its independent development of scalable, negative power systems under the trade name, Virtual “Negawatt” Power Plan “VNPP”®. Electric City is based in Elk Grove Village, Illinois and is traded on The American Stock Exchange under the symbol ELC. Additional information is available at the Company’s website at www.elccorp.com or by calling 847-437-1666.

Electric City Investor Relations
Glen Akselrod, Bristol Capital Ltd.

Telephone 905-326-1888
E-mail glen@bristolir.com

FORWARD LOOKING STATEMENTS

This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Electric City’s current expectations about its future results, performance, prospects and opportunities. Electric City has tried to identify these forward-looking statements by using words and phrases such as “may,” “will,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plan,” “should,” “typical,” “preliminary,” “hope,” or similar expressions. These forward-looking statements are based on information currently available to Electric City and are subject to a number of risks, uncertainties and other factors that could cause Electric City’s actual results, performance, prospects or opportunities in the remainder of 2004 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks include those related to the Company’s execution of its 50 MW VNPP project with Commonwealth Edison and the programs with Xcel Energy and Enersource mentioned above. Other risks include those related to the possible expansion of current VNPP projects and new projects under discussion, including contract documentation, regulatory risks and electric market structures. Other risks are referenced in Electric City’s current Annual Report on form 10-KSB or as may be described from time to time in Electric City’s subsequent SEC filings; and such factors as incorporated by reference.